UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022

MERIDIAN BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3471 River Hills Dr

Cincinnati, Ohio 45244

(Address of principal executive offices including zip code)

(513) 271-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger.

On July 7, 2022 (the “Agreement Date”), Meridian Bioscience, Inc., an Ohio corporation (“Meridian”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SD Biosensor, Inc., a corporation with limited liability organized under the laws of the Republic of Korea (“SDB”), Columbus Holding Company, a Delaware corporation (“Parent”), and Madeira Acquisition Corp., an Ohio corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”, and together with SDB and Parent, the “Parent Parties,” and each individually a “Parent Party”). Meridian is informed that SJL Partners, LLC (“SJL”) is currently the sole shareholder of Parent, and SDB together with SJL will be the sole shareholders of Parent as of the closing of the Merger. The Merger Agreement and the Merger (as defined below) have been unanimously approved by the board of directors of each of Meridian, SDB and Parent and by the investment committee of SJL.

Structure. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law (as amended, the “OGCL”), Merger Sub will merge with and into Meridian (the “Merger”), with Meridian surviving the Merger as a direct wholly owned subsidiary of Parent.

Consideration and Effect on Meridian Common Stock. Pursuant to the terms of, and subject to the satisfaction or valid waiver of the conditions set forth in, the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, no par value per share, of Meridian (“Meridian Common Stock”), other than shares that are cancelled under the Merger Agreement, or shares held by shareholders who have validly exercised their appraisal rights under Ohio law, will be automatically converted into the right to receive $34.00 per share of Meridian Common Stock in cash, without interest (the “Merger Consideration”). If the Merger is consummated, Meridian Common Stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934.

Effect on Equity Awards Under Meridian Stock Plans. At the closing of the Merger, each option to purchase shares of Meridian Common Stock (each, an “Option”) granted under Meridian’s 2012 Stock Incentive Plan or 2021 Omnibus Award Plan (collectively, the “Meridian Stock Plans”) that is outstanding and unexercised (whether vested or unvested) will be converted into the right of the holder to receive an amount in cash equal to the product of (i) the total number of shares of Meridian Common Stock subject to such Option, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Meridian Common Stock set forth in such Option, less any required withholding taxes. Such cash payments will be made promptly (and no later than 10 business days) following the effective time of the Merger.

At the closing of the Merger, each award of a right under any Meridian Stock Plans (other than awards of Options) entitling the holder thereof to shares of Meridian Common Stock or cash equal to or based on the value of issued and outstanding shares of Meridian Common Stock (a “Share Unit”) that is outstanding or payable will be converted into the right of the holder to receive the Merger Consideration, less any required withholding taxes, in respect of a number of shares of Meridian Common Stock determined (i) in the case of Share Units subject to performance-based vesting conditions, the target number of shares of Meridian Common Stock, and (ii) in the case of Share Units not subject to performance-based vesting conditions, the total number of shares of Meridian Common Stock underlying such Share Units. Such cash payments will be made promptly (and no later than 10 business days) following the effective time of the Merger; provided, however, that the cash payments in respect of four Share Unit grants made in connection with Meridian’s acquisition of EUPROTEIN Inc. in April 2022 will not accelerate and will be paid in installments on the dates on which the Share Units would have otherwise vested.

Covenants, Representations and Warranties. Each of Meridian and the Parent Parties have made customary representations, warranties, covenants and other agreements in the Merger Agreement, including, without limitation (i) covenants relating to the conduct of Meridian’s and its subsidiaries’ businesses prior to the closing of the Merger, (ii) customary non-solicitation restrictions prohibiting Meridian from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a superior proposal (as described in the Merger Agreement), (iii) covenants by each party relating to the use of their respective reasonable best efforts to cause each of the closing conditions set forth in the Merger Agreement to be satisfied and to consummate and make effective in the most expeditious manner possible, and prior to six months after the date of the Merger Agreement, the transactions contemplated by the Merger Agreement. The Parent Parties and SJL have also agreed to use their reasonable best efforts to take all actions required to obtain all required antitrust and foreign-direct investment approvals necessary to satisfy the closing conditions (including divestitures of their businesses or assets or, following the closing of the Merger, of Meridian or any of its subsidiaries, and any agreement to hold any of their assets or, following the closing of the Merger, of Meridian or any of its subsidiaries separate); provided, however, that the Parent Parties and SJL will not be required to (A) make sales or divestitures of Meridian’s and its subsidiaries’ entire non-molecular assay business line, molecular reagent business line or immunological reagent business line, or a sale or other transfer or disposal of any assets, properties, businesses or product lines of the Parent Parties or their respective subsidiaries representing, in the aggregate, more than $100,000,000 of annual revenue generated during SDB’s fiscal year ended December 31, 2021, or (B) accept any restriction or take any action that, individually or taken together with all sales, divestitures, leases, holding separate pending a sale, transfers, disposals and other restrictions and actions in the aggregate would, or would reasonably be expected to, have a materially adverse effect on Meridian and its subsidiaries, taken as a whole, or the Parent Parties and their respective subsidiaries, taken as a whole, and (iv) covenants by each Parent Party and SJL to not take any action (including making acquisitions and material investments in any other Person or business) that would reasonably be expected to materially impede, materially interfere with, or materially delay the consummation of the Merger. The board of directors of Meridian has resolved to recommend that Meridian’s shareholders approve the adoption of the Merger Agreement. However, the board of directors of Meridian is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a change in recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior acquisition proposal) to accept a superior acquisition proposal or in response to an Intervening Event (as defined in the Merger Agreement), subject in each case to certain matching rights in favor of Parent.

Conditions to Merger. The closing of the Merger is subject to certain customary conditions, including, without limitation, (i) adoption of the Merger Agreement by holders of at least two-thirds of the issued and outstanding shares of Meridian Common Stock, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, as amended, clearance (as described in the Merger Agreement) of the transactions contemplated by the Merger Agreement obtained from the Committee on Foreign Investment in the United States, and receipt of other specified governmental and regulatory consents, approvals and clearances that are imposed or required under specified foreign antitrust laws or foreign direct investment laws, (iii) that no law, temporary restraining order, or preliminary or permanent injunction, prevents consummation of the Merger Agreement in those jurisdictions in which Meridian or SDB has material business operations, (iv) that no material adverse effect in relation to Meridian and its subsidiaries, taken as a whole, has occurred, (v) subject to certain exceptions, the accuracy of the representations and warranties of Meridian, the Parent Parties and compliance in all material respects by Meridian and each of the Parent Parties with their respective covenants contained in the Merger Agreement. The closing of the Merger is further subject to the condition that no Specified Outcome has occurred and is continuing or is reasonably likely to occur, and Meridian has received the U.S. Department of Justice’s (“DOJ”) position of the potential liability Meridian may face as a result of the previously disclosed investigation by the DOJ of the LeadCare product line sold by Meridian’s subsidiary Magellan, as reflected in the subpoena to Magellan Diagnostics, Inc. dated April 16, 2018. A “Specified Outcome” means that (a) the DOJ has indicted Meridian or any of its subsidiaries on one or more felony criminal charges as result of the DOJ’s investigation, other than in connection with a negotiated resolution of the DOJ’s investigation by Meridian in connection with the entry into or proposed entry into a deferred prosecution agreement, or (b) Meridian or any of its subsidiaries is excluded from any Federal Health Care Program (as such term is defined in 42 U.S.C. § 1320a-7b(f)). The transactions contemplated by the Merger Agreement are not subject to any financing condition.

The Merger Agreement provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

Termination Rights. The Merger Agreement provides for certain termination rights of either Meridian or Parent, including: (i) if the Merger is not consummated by January 6, 2023, which may be extended under certain circumstances to April 6, 2023 and further extended under certain circumstances to July 6, 2023, in order to obtain the required regulatory approvals, (ii) if a final and nonappealable temporary restraining order, preliminary or permanent injunction or other order of a governmental entity in those jurisdictions in which Meridian or SDB has material business operations that prohibits or makes illegal the consummation of the Merger is issued, (iii) if shareholders of Meridian fail to give the requisite approval required to adopt the Merger Agreement, and (iv) if there has been a breach of a covenant or failure to be true of any of the representations or warranties on the part of the other party which would result in the failure of a closing condition to be satisfied and is not cured within a certain time.

Further, pursuant to the terms of the Merger Agreement, Meridian may terminate the Merger Agreement (i) prior to the adoption of the Merger Agreement by Meridian’s shareholders, to enter into a superior alternative transaction (provided that Meridian has complied with its non-solicitation obligations in connection with such superior proposal in all material respects), or (ii) if the closing conditions are satisfied or waived and Meridian has confirmed to Parent in writing that Meridian is ready, willing, and able to consummate the Merger but Parent fails to consummate the Merger within a certain time.

Also, pursuant to the terms of the Merger Agreement, Parent may terminate the Merger Agreement (i) prior to the adoption of the Merger Agreement by Meridian’s shareholders, within a certain time after Meridian’s board of directors or committee thereof has made a change in recommendation or (ii) following the occurrence of a Specified Outcome; provided, that in the event that Meridian provides written notice to Parent of the occurrence of a Specified Outcome, the termination right must be exercised within five Business Days following the receipt of such notice by Parent.

If the Merger Agreement is terminated under certain circumstances, including termination by Meridian to enter into a superior alternative transaction or a termination by Parent following an adverse recommendation change of Meridian’s board of directors, Meridian will be obligated to pay to Parent a termination fee equal to $45,960,000 in cash.

Additional Information. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Meridian, the Parent Parties or SJL. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the representations and warranties or covenants under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Meridian’s or the Parent Parties’ public disclosures.

Item 2.01.	Other Events.

On July 7, 2022, Meridian issued a press release announcing the entry into the Merger Agreement. A copy of the press release announcing the entry into the Merger Agreement is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 2.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act), except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 6, 2022, Meridian entered into indemnification agreements with each of its directors (the “Indemnification Agreements”), including Meridian’s Chief Executive Officer, Mr. Jack Kenny. The Indemnification Agreements were entered into in order to reflect current market indemnification practices and will supersede any previous indemnification agreement, if any, entered into by Meridian with the respective director. The Indemnification Agreements require Meridian to indemnify the counterparty, to the fullest extent permitted by the laws of the State of Ohio, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any action or proceeding arising out of such party’s status as a service provider to Meridian or one of its subsidiaries or any other company or enterprise to which service is provided at Meridian’s request.

The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

* * *

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) economic or other conditions in the markets in which Meridian Bioscience, Inc. (the “Company”) operates, including as a result of the COVID-19 pandemic or the Russia-Ukraine conflict; (2) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (4) the possibility that the Company’s shareholders may not approve the proposed transaction; (5) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (6) risks related to distraction of the Company’s management time from ongoing business operations due to the proposed transaction; (7) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (8) the risk of any unexpected costs or expenses resulting from the proposed transaction or the delay thereof; (9) the risk that the outcome of any legal proceedings related to the transaction could be material to the Company or detrimental to the proposed transaction; (10) the risk that Company may be adversely affected by other economic, business, or competitive factors; and (11) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the Company’s website at www.investor.meridianbioscience.com and the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors”. The risks and uncertainties described above and in the Company’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning the Company and its businesses, including factors that potentially could materially affect its businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant information with the SEC, including a proxy statement on Schedule 14A. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the special meeting relating to the transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). These documents may also be obtained free of charge from the Company by requesting them by mail at 3471 River Hills Drive, Cincinnati, OH 45244, Attention: Charlie Wood, Vice President – Investor Relations, or by email at mbi@meridianbioscience.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on December 15, 2021. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2022 annual meeting of shareholders, such changes have been reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 7, 2022, by and among Meridian Bioscience, Inc., SD Biosensor, Inc., Columbus Holding Company, and Madeira Acquisition Corp.*

10.1	Form of Indemnification Agreement

99.1	Press release, dated July 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted, and Meridian agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2022

MERIDIAN BIOSCIENCE, INC.

By:	/s/ Jack Kenny
Jack Kenny Chief Executive Officer